As filed with the U.S. Securities and Exchange Commission on August 20, 2024.

Registration No. 333-281022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2

To

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FENBO HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3634	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit J, 19/F, World Tech Centre

95 How Ming Street

Kwun Tong

Kowloon, Hong Kong

Telephone: +(852) 2343-3328

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Schlueter & Associates, P.C.

5655 South Yosemite Street, Suite 350

Greenwood Village, CO 80111

Telephone: (303) 292-3883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292-3883	Rick A. Werner, Esq. Alok A. Choksi, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Telephone: (212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Fenbo Holdings Limited is filing this Amendment No. 2 to its registration statement on Form F-1 (File No. 333-281022) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibit 10.10 and to amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-2 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

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EXHIBIT INDEX

Exhibit No.	Description of document
3.1	Memorandum and Articles of Association of the Registrant dated September 30, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
4.1**	Form of Pre-Funded Warrant for the Purchase of Ordinary Shares
4.2**	Form of Warrant for the Purchase of Ordinary Shares
4.3**	Form of Placement Agent Warrant for the Purchase of Ordinary Shares
5.1**	Opinion of Harney Westwood & Riegels regarding the validity of Securities being registered
5.2**	Opinion of CFN Lawyers regarding Hong Kong legal matters
5.3**	Opinion of Alpha Law Firm regarding PRC legal matters
5.4**	Opinion of Schlueter & Associates, P.C. regarding United States legal matters.
8.1**	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of CFN Lawyers regarding certain Hong Kong tax matters (included in Exhibit 5.2)
10.1+	Form of Directors’ Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.2+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.3**	Lease Agreement
10.4+	Employment Letter Agreement with Mr. Li Siu Lun Allan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.5+	Employment Letter Agreement with Mr. Li Kin Shing (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.6+	Employment Agreement with Mr. Fu Wai Yip (Freddy) (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.7	Bank facility letter dated September 29, 2022 between Fenbo Industries Limited and Bank of China (Hong Kong) (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.8	Lease Agreement for Factory and Dormitory (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.9	Headquarter Purchase Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.10*	Form of Securities Purchase Agreement
10.11**	Engagement Agreement, dated as of June 11, 2024, by and between the Company and Rodman & Renshaw LLC
10.12**	Amendment to Engagement Agreement, dated as of July 30, 2024, by and between the Company and Rodman & Renshaw LLC
23.1**	Consent of Centurion ZD CPA & Co.
23.2**	Consent of Harney Westwood & Riegels (included in Exhibits 5.1 and 8.1)
23.3**	Consent of CFN Lawyers (included in Exhibits 5.2 and 8.2)
23.4**	Consent of Alpha Law Firm (included in Exhibit 5.3)
23.5**	Consent of Schlueter & Associates, P.C. (included in Exhibit 5.4)
23.6**	Consent of Frost & Sullivan
24.1**	Power of Attorney
107**	Filing Fee Table

* Filed herewith.

** Previously Filed

+ Management contract or compensatory plan or arrangement

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 20, 2024.

FENBO HOLDINGS LIMITED

By:	/s/ Li Siu Lun Allan
Name:	Li Siu Lun Allan
Title:	Chief Executive Officer (Principal Executive Officer) and Executive Director

By:	/s/ Li Kin Shing
Name:	Li Kin Shing
Title:	Executive Director

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	August 20, 2024	/s/ Li Siu Lun Allan
Li Siu Lun Allan, Chief Executive Officer (Principal Executive Officer), and Executive Director

Date:	August 20, 2024	/s/ Li Kin Shing
Li Kin Shing, Executive Director

Date:	August 20, 2024	/s/ Fu Wai Yip (Freddy)
Fu Wai Yip (Freddy), Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	August 20, 2024	*
Lai King Yan (Anthony), Independent Non-executive Director

Date:	August 20, 2024	*
Tong Ching Ho (Tony), Independent Non-executive Director

Date:	August 20, 2024	*
Wong Siu Keung (Sony), Independent Non-executive Director

Date:	August 20, 2024	*
Derong Meng, Independent Non-executive Director

Date:	August 20, 2024	*By: /s/ Li Siu Lun Allan
Li Siu Lun Allan, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on August 20, 2024.

AUTHORIZED U.S. REPRESENTATIVE

SCHLEUTER & ASSOCIATES, P.C.

By:	/s/ Henry F. Schlueter
Name:	Henry F. Schlueter
Title:	Managing Director

II-3